Exhibit 10.2

2009 AMENDMENT TO THE

DUKE REALTY CORPORATION

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

This Amendment to the Duke Realty Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”), is hereby adopted this 29th day of April 2009, by the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Duke Realty Corporation (the “Corporation”). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

WHEREAS, on April 29, 2009, the stockholders of the Corporation approved the Plan, in the form amended and restated by the Board of Directors of the Corporation on January 28, 2009; and

WHEREAS, Fidelity Investments, a significant stockholder of the Corporation, requested an additional amendment to the Plan to require that all equity awards to non-employee directors under the Plan be granted and administered by an independent committee of the Board; and

NOW, THEREFORE, pursuant to the authority reserved to the Committee under Section 16.1 of the Plan, the Plan is hereby amended, effective as of the date hereof, by adding the following sentence at the end of Section 4.1:

“Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of independent directors within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual and who also qualify as “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act).”

All other provisions of the Plan, as approved by the stockholders of the Corporation on April 29, 2009, shall remain in full force and effect.

IN WITNESS WHEREOF, Duke Realty Corporation, by a duly authorized officer, has executed this Amendment to the Duke Realty Corporation Amended and Restated Long-Term Incentive Plan, this 29th day of April, 2009.

DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak
Dennis D. Oklak
Chairman of the Board and Chief Executive
Officer